Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-148594) of Zynex Medical Holdings, Inc. of our report dated April 15, 2008, which appears on page F-1 of this annual report on Form 10-KSB for the year ended December 31, 2007.

/s/ GHP HORWATH, P.C.
GHP HORWATH, P.C.

Denver, Colorado

April 15, 2008